                                                                   Exhibit 10.36

Exhibit 10.36 Lease, dated August 22, 1997, between Ablah Enterprises, Inc. and
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the registrant

                                     LEASE
                                     -----

                                                       DATE:  August 22, 1997


PRIMARY LEASE TERM:   Ten (10) Years
                      --------------

PREMISES:  The building, parking and access areas having an address of 8200
           ----------------------------------------------------------------
           East 32nd Street North, Wichita, Kansas
           ---------------------------------------

PARKING STALLS:   All available parking which contains approximately 220 parking
                  --------------------------------------------------------------
                  stalls
                  ------

USE:  General office purposes
      -----------------------

TENANT:                                  LANDLORD:

Viking Office Products, Inc.             Ablah Enterprises, Inc.
879 W. 190th Street                      3101 N. Rock Road, Suite 125
Los Angeles, CA  90061                   Wichita, Kansas  67206

  1.  LEASE:  In consideration of the mutual agreements and provisions, Landlord
      -----
hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises contained herein for the use specified above, together with fixtures appurtenant thereto, for the term stated above. The parties have assumed, for purposes of this Lease, that the Premises contain approximately 50,000 net rentable square feet. Tenant shall have the exclusive right to use the roof of the building within the Premises at no additional cost to Tenant; provided such usage complies with applicable laws, codes and regulations and so long as Tenant obtains Landlord's prior written consent before installing equipment on the roof, which consent shall not be unreasonably withheld or delayed so long as such usage will not damage the roof or create a condition wherein the roof is likely to leak. As of the Rent Commencement Date (defined below), Landlord shall assign and Tenant shall assume those certain Leases (hereafter the "Subleases") referenced on Exhibit "A" hereto concerning a portion of the Premises, it being understood that Tenant's rights under this Lease are subject to the rights of the sub-tenants under the Subleases. As of the date of the assignment of the Subleases the rent thereunder shall be prorated. Landlord shall perform all obligations of Landlord under the Subleases arising prior to such assignment and Tenant shall perform all obligations of Landlord under the Subleases arising subsequent to such assignment. The assignment of the Subleases shall contain provisions whereby Landlord agrees to indemnify, defend, and hold Tenant harmless from any claims under the Subleases arising prior to the assignment to Tenant and Tenant shall indemnify and hold Landlord harmless from any claims arising under the Subleases subsequent to the date of such assignment.

  2.  RENT PAYMENTS:  Tenant shall pay to Landlord, in advance, on the first day
      -------------
of each calendar month during the term hereof, without any deduction or setoff whatsoever, for the term hereof, the monthly fixed rent required herein and Tenant's obligation to pay the other sums required hereunder (with such monthly fixed rent and any other payment obligations of Tenant under this Lease referred to collectively as "rent"). Upon execution hereof, Tenant shall pay Landlord the rent applicable to the first month following the Rent Commencement Date (defined below). The "Rent Commencement Date" shall be December 1, 1997. Failure of Tenant to pay any rent due hereunder within ten (10) days of the due date shall subject Tenant to a late charge at the rate of eighteen percent (18%) per annum, based on the amount of the delinquent payment, charged retroactively to the first day such payment was due. Landlord may designate from time to time, in writing, the address where Tenant is to send payments hereunder. Initially, such address shall be the address for Landlord specified above. The amount of monthly and annual fixed rent payable hereunder shall be paid as follows:


            Period                                Monthly Fixed Rent   Annual Fixed Rent
            ------                                ------------------   -----------------

Rent Commencement Date through the
 5th lease year thereafter                                $44,667.00         $536,000.00

6th lease year through the expiration of the
 primary lease term                                       $49,125.00         $589,500.00

As usual herein, the term "lease year" shall mean the consecutive 12-month periods beginning the Rent Commencement Date or any anniversary thereof. In the event Tenant exercises the renewal option available hereunder, the monthly and annual rent hereunder shall be increased in accordance with paragraph 3.b. below.

  3.  TERM; RENEWAL OF TERM:
      ---------------------

      a. The term of this Lease shall extend for a period of ten (10) lease years from and after the Rent Commencement Date. Subject to the rights and obligations of Landlord and the subtenants under the Subleases, its licensees and invitees, Tenant shall have access to the Premises beginning September 1, 1997, for the purpose of planning improvements therein; access to all but the third floor on September 15, 1997, for construction of improvements pursuant to this Lease and on or before October 1, 1997, Tenant shall have exclusive possession of the Premises for construction of Tenant's leasehold improvements subject to the Subleases.

      b. Tenant, provided it is not in default hereunder either at the time of exercise of the renewal option or at the commencement of the renewal option term, shall have the right and option to extend ("the renewal option") the term of this Lease for two additional periods of five (5) years each, upon the same terms and conditions as herein contained, provided the amount of monthly and annual fixed rent shall be increased to $54,037.00 and $648,450.00, respectively, for the initial renewal period and $59,441.00 and $713,295.00, respectively, for the second renewal period. In the event Tenant desires to exercise either renewal option, it shall do so by giving Landlord written notice of not less than 180 days prior to the expiration of the primary term hereof, or the first renewal period, as applicable. If Tenant fails to timely exercise the initial renewal option hereunder, it shall have no further right to renew this Lease.

  4.  USE OF PREMISES:  Tenant shall use the Premises solely for the use or
      -------
purpose set forth in the preamble to this Lease.

  5.  TAXES:
      -----

      a. As used herein, "Real Estate Taxes" shall mean: (i) all ad valorem taxes applicable to the Premises (adjusted after protest or litigation, if any), or for any portion thereof, for any part of the term of this Lease; (ii) any special assessments assessed against the Premises (if such special assessments may be paid in installments, then Tenant shall pay only the installments due for the term of this Lease); (iii) occupational taxes or excise taxes levied on rentals derived from the operation of the Premises or the privilege of leasing property; and (iv) reasonable expenses of such protests, negotiations, or contests which the Landlord reasonably undertakes concerning the amount or validity of any such taxes, charges, or assessments, such expenses to be proportionate to the Lease term and the period of the item contested, protested, or negotiated; provided at Tenant's request, Landlord shall allow Tenant to conduct such protests, negotiations or contests. Beginning the Rent Commencement Date and thereafter during the term hereof, Tenant shall pay the Real Estate Taxes applicable for such period. Payment shall be made by Tenant before the Real Estate Taxes become delinquent and Tenant shall provide to Landlord proof of payment of such taxes promptly following such payment. The Real Estate Taxes for the first and final calendar years of the term hereof shall be prorated so that Landlord shall pay the same for the portion of such years preceding or subsequent to the periods Tenant is required to pay the Real Estate Taxes hereunder.

  b. Tenant shall pay, when due, all taxes and assessments attributable to any personal property, trade fixtures, furnishings, equipment or stock-in-trade located on or within the Premises.

  6.  UTILITIES:  Tenant shall, in its own name, contract for utility services
      ---------
to the Premises and pay the charges for such service. Tenant agrees that if any utilities are interrupted or limited for any reason, such event shall not be grounds for abatement or rental adjustment and all provisions of this Lease shall remain in full force and effect. In the event of the occurrence of any such interruption, Landlord shall endeavor to assist Tenant in bringing about the restoration of such service. Tenant shall not at any time overburden or exceed the capacity of any utilities serving the Premises.

  7.  TENANT'S IMPROVEMENTS:  Landlord agrees to deposit $500,000.00 into an
      ---------------------
escrow account to be established with Landlord's lender in Wichita, Kansas, on or before thirty (30) days following execution of this Lease, which funds shall accrue interest and shall be utilized to pay the costs of constructing Tenant's leasehold improvements (which improvements may in addition to more typical leasehold improvements include, in Tenant's discretion, cabling for telephone and computer equipment, a backup generator, an uninterrupted power source, and maintaining and replacing capital items ("Capital Expenses")) and leasehold improvements for sublessees to occupy the Premises prior to November 30, 2007. If such funds are not timely deposited by Landlord, Tenant shall have the right to terminate this Lease. Landlord, Tenant and Landlord's lender shall enter into an escrow/disbursement agreement providing the mechanism for disbursement by such lender of escrowed funds hereunder. Tenant shall make permanent leasehold improvements ("Improvements") to the Premises for the purposes of Tenant's leasehold improvements and for leasehold improvements for the benefit of sublessees occupying the Premises in accordance with outlined plans and specifications ("Outline Specifications") to be prepared by Tenant and submitted to and approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall cause the Improvements to be constructed in a good and workmanlike manner and in accordance with all governmental laws, rules and regulations in existence at the time of construction. Tenant shall from time to time provide copies of invoices, along with lien waivers, for construction service and materials acquired in connection with the Improvements to Landlord and Landlord's lender. Within thirty (30) days after the submittal of invoices by Tenant, but not more frequently than once a calendar month, lender shall pay to Tenant out of the escrow established by the aggregate sum of invoices received by lender in connection with Improvements. In the event the total costs of the Improvements and Capital Expenses exceed $500,000, plus accrued interest thereon, Tenant shall promptly pay the same in full; and in the event the total costs are less than $500,000, plus accrued interest thereon, the difference shall be returned to Landlord by lender, together with the interest thereon. During the course of construction of the Improvements, Tenant is authorized to make such changes in the Outline Specifications as may be necessary or proper in order to comply with applicable building codes, without the written consent of Landlord, so long as such changes do not materially, adversely affect the appearance, structure or intended use of the Improvements. Any other changes to such Outline Specifications shall require the prior approval of Landlord, which consent shall not be unreasonably withheld or delayed.

  8.  MAINTENANCE, REPAIRS, AND REPLACEMENTS:  Subject to Landlord's obligation
      --------------------------------------
concerning the Premises as specified in subparagraph 35.f. hereof, Tenant shall at all times be responsible for all replacements, repairs, maintenance, and restorations required to be made to the Premises in order that it shall at all times be in good operating condition. By way of illustration, and not limitation, of Tenant's obligation described in the previous sentence, Tenant shall at all times keep the Premises, interior and exterior, in good order and good operating condition, including, but not limited to: the parking lot and access areas; all yard and landscape areas; the building within the Premises, including the roof, the structural and non-structural and interior and exterior portions thereof, all entrances, all plate glass windows, all partitions, all doors, floors, insulation, hardware, fixtures, and equipment, and appurtenances thereof (such as lighting, plumbing and plumbing fixtures, and any heating, ventilating, and air conditioning systems), including reasonably periodic painting of the interior and exterior of the Premises and replacement of any equipment or appurtenance, if necessary. Subject to Landlord's obligation under paragraph 29 hereof, Tenant shall keep the Premises in compliance with all codes, ordinances, statutes, regulations, and other governmental requirements applicable to the Premises as any such codes, ordinances, statutes, regulations, or requirements may be amended from time to time, including structural or non-structural modifications required thereby. Tenant further agrees to keep the Premises adequately heated so as to prevent the freezing of pipes. Tenant shall, at its cost, and as Landlord may reasonably require, use a reputable service company to inspect the heating, air conditioning and ventilating systems of the Premises and shall promptly perform any repair, maintenance and replacement recommended by such contractor.

  9.  INSURANCE; WAIVER OF SUBROGATION:
      --------------------------------

  a. Landlord shall maintain such fire and extended coverage insurance on the Premises as is commercially reasonable and industry standard, or is required by its lender, along with liability and "loss of rents" insurance. Beginning with the Rent Commencement Date, and for each lease year during the term hereof, Tenant shall pay the premiums ("Premiums") for such insurance coverage; provided, Landlord shall pay the portion of the Premiums applicable to all periods prior or subsequent to the term hereof. The Premiums for the first and final lease years shall be prorated so that Tenant shall only pay the portion of such Premiums which are applicable to the term of this Lease.

  b. Tenant shall maintain in force, for the benefit of Landlord and Tenant, during the term of this Lease, an all-risks property and casualty policy insuring the contents (including, without limitation, inventory, personalty, trade fixtures, vehicles, and equipment) located in the Premises. Tenant shall also maintain in force, for the benefit of Landlord and Tenant during the term hereof, a public liability and property damage insurance policy to afford protection of not less than $2,000,000 for injury or death, $2,000,000 for any one accident, and $4,000,000 for property damage, and shall designate Landlord as an additional insured. Tenant agrees to deliver to Landlord, prior to the date Tenant or any contractor on its behalf enters the Premises, a Certificate of Insurance with a twenty-day notice of cancellation, material modification or failure to renew benefiting Landlord and Tenant shall thereafter provide Landlord a Certificate of Insurance at any time requested by Landlord from time to time. The insurance required pursuant to this subparagraph shall be from an insurance company authorized to do business in the State of Kansas and have a policy holder's rating of no less than "A" in the most current edition of Best's Insurance Reports; provided if Landlord's lender will accept less than an "A" rating, Tenant shall be permitted to obtain coverage from an insurance company with a lower rating acceptable to such lender.

  c. Each of the parties hereto does hereby release the other party from all liability for damage due to any act or neglect of the other party (except as hereafter provided) occasioned to property owned by said parties which is or might be incident to or the result of a fire or any other casualty against loss from which either of the parties is now carrying or hereafter may carry insurance; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by the grossly negligent and willful acts of either of the parties. The parties further covenant that any insurance obtained on their respective properties shall contain an appropriate provision whereby the insurance company or companies consents to the mutual release of liability contained in this paragraph.

  10.  LOSS PROTECTION:  Tenant shall indemnify, hold harmless, and defend
       ---------------
Landlord from and against any and all claims, actions, suits, judgments, decrees, orders, damages, liabilities, and expenses, including, but not limited to, attorneys' and other professional fees and costs, in connection with (a) the loss of life, personal injury and/or damage to property of whatever kind or character, howsoever caused, arising from or out of any occurrence, in, upon or about the Premises, or any part thereof other than to the extent the same is caused by the acts of Landlord of its employees, and (b) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease. Tenant shall obtain counsel to defend Landlord, subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed.

  11.  FIXTURES AND EQUIPMENT; PERSONALTY:  All fixtures and equipment now or
       ----------------------------------
hereafter a part of the Premises shall be the property of Landlord, except that any "trade fixtures" (which shall include a backup generator, and uninterrupted power source, all computer equipment, telecommunications equipment, telephone switches and equipment installed on the roof of the building within the Premises) installed by Tenant and any sublessees shall remain the property of Tenant or sublessee, as applicable, and shall be removed, upon the expiration or termination of this Lease; provided, however, Tenant shall repair (or cause a sublessee to repair) any damage resulting from such removal.

  12.  ADDITIONAL RENT:  The payments to be paid by Tenant to Landlord for the
       ---------------
Tenant's share of Real Estate Taxes and Premiums and any other payments required to be made by Tenant to Landlord hereunder shall be considered additional rent hereunder. Landlord shall have the right to require Tenant to pay such additional rent, monthly and in advance, as Landlord, in its reasonable judgment, estimates from time to time to be due from Tenant thereunder for each calendar month during the term hereof. Such estimates by Landlord shall be adjusted from time to time as the circumstances and actual expenses dictate, and Tenant shall pay monthly installments of such additional rent according to such estimates. If the amount of such estimated additional rent paid by Tenant during any lease year shall be less than the additional rent due for such year, then Tenant shall pay to Landlord, upon demand, the amount of any such deficiency. If the amount of such estimated additional rent paid by Tenant during any lease year is greater than the additional rent actually due for such year, provided Tenant is not in default hereunder, such excess will be applied by Landlord to the next succeeding installment of additional rent due hereunder or refunded to Tenant. If there is any excess not credited at the expiration of the term hereof, the amount thereof shall be refunded by Landlord to Tenant within thirty (30) days after the expiration of the term hereof. Landlord shall provide to Tenant upon its request adequate documentation of its calculation of such amounts owed by Tenant.

  13.  SUBLETTING; ASSIGNMENT:  No subletting, pledging, hypothecation
       ----------------------
(including mortgage), or assignment by Tenant shall be allowed without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed concerning any such subletting or assignment. Failure to object within five (5) business days following Landlord's actual receipt of a proposed sublease is deemed approval by Landlord. No sublease shall extend beyond the expiration of this Lease. Any consent of Landlord to any of the foregoing shall not release the subletting or assigning party of any obligation or liability arising under the terms of this Lease. This Lease and the deposits hereunder may be assignable by Landlord, so long as Landlord and the assignee notify Tenant in writing that the assignee assumes all of Landlord's obligations hereunder, in which event the Landlord specified herein shall have no further obligation or liability hereunder to Tenant.

  14.  DEFAULT AND REMEDIES:  In the event:
       --------------------

  a. Tenant shall at any time fail to pay rent, or any other payment to Landlord required hereunder, within ten (10) days following the date the same is due; provided, in the event Tenant fails to timely pay its rent hereunder, Landlord shall give written notice specifying such delinquency, a maximum of two occasions each lease year, and Tenant shall have five (5) days following its receipt of such notice to cure such delinquency (it being understood that Landlord shall not be required to give written notice for any default under this subparagraph a. more than two occasions in any lease year);

  b. Tenant shall fail to keep, perform, or observe any other covenant, agreement, condition, or undertaking hereunder, and shall fail to remedy such default within thirty (30) days after written notice thereof has been mailed by Landlord to Tenant;

  c.  Tenant makes an assignment for the benefit of creditors;

  d. Tenant has filed against it a petition for bankruptcy and such petition is not vacated or stayed within ninety (90) days after its entry; or

  e. Tenant files a petition for bankruptcy or arrangement in settlement of liabilities or reorganization; then Landlord shall have the right pursuant to legal process, without further notice to or demand upon Tenant, to re-enter or take exclusive possession of the Premises, and to refuse to allow Tenant to enter the same or have possession thereof; to change the locks on the doors to the Premises; and to remove any furniture or other property in or upon the Premises, all without being liable to Tenant for any damages or to any prosecution therefor.

  Should Landlord elect to re-enter as permitted in this paragraph, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may, from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rent or rents (including rent concessions) and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable, for its own account or as agent for Tenant's account in the name of Tenant, or its own name. Upon each such reletting, all rents received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees, attorneys' fees, and the costs of such re-entry, alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, and if Landlord shall have relet as agent of Tenant for Tenant's account, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder, or if Landlord has relet on its own account, then the residue shall belong to Landlord. If such rents received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorneys' fees, and the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the fair market rental value of the Premises for the unexpired term of this Lease as reasonably estimated by Landlord, all of which amounts shall be immediately due and payable from Tenant to Landlord. If the Premises or any part thereof be relet by Lessor for the unexpired term of this Lease, the amount of rent reserved upon such reletting shall be deemed to be the fair market rental value of the Premises for the calculation of the preceding sentence.

  In addition to its other rights and remedies available hereunder, if Tenant refuses or neglects to perform any covenant contained herein, Landlord may upon ten (10) days' advance written notice to Tenant specifying Tenant's failure to perform (provided no such notice shall be required upon circumstances which Landlord reasonably regards as an emergency) perform such covenant and Tenant shall pay the cost thereof on demand.

  All rights and remedies expressly provided in this Lease for Landlord's protection shall be cumulative and in addition to any other rights and remedies provided by law or equity. Tenant agrees to reimburse Landlord for reasonable attorneys' fees and costs for any proceedings necessary to enforce any remedies available to Landlord hereunder.

  A waiver by Landlord of a breach of default by Tenant under the terms and conditions of this Lease shall not be construed to be a waiver of any subsequent breach or default or of any other term or condition of this Lease, and the failure of Landlord to assert any breach or to declare a default by Tenant shall not be construed to constitute a waiver thereof so long as such breach or default continues unremedied.

  15.  DESTRUCTION OF PREMISES:  If the Premises shall be partially or totally
       -----------------------
destroyed by fire or other casualty so as to become partially or totally untenantable, the same (unless Landlord or Tenant shall elect not to rebuild as hereinafter provided) shall be repaired and restored by and at the cost of Landlord.

  If (i) more than one-half (1/2) of the building included in the Premises shall be destroyed or damaged by fire or other casualty, (ii) any lender of Landlord does not permit use of insurance proceeds to repair and restore the building, or
(iii) the unexpired portion of the term of this Lease shall be two (2) years or less at the date of the damage and more than 75 days are required for substantial completion of repair or restoration of such damage, then Landlord may elect not to repair or rebuild by giving written notice within sixty (60) days after such occurrence of its election to terminate this Lease; otherwise, Landlord shall proceed with such reconstruction with reasonable speed after such occurrence. If (i) the unexpired portion of the term of this Lease shall be two
(2) years or less at the date of the damage and more than 75 days are required for substantial completion of repair or restoration of such damage, or (ii) more than 180 days are required for substantial completion of repair or restoration of such damage, then Tenant may elect to terminate this Lease by giving written notice within fifty-five (55) days after such occurrence of its election to terminate this Lease.

  In the event that Landlord or Tenant shall exercise the right given heretofore to terminate, then this Lease and the terms hereof shall cease as of the date of such damage or destruction, and all rent or other charges payable by Tenant shall be prorated to the date of such damage or destruction. In the event that this Lease is not canceled, then the rent shall be abated or reduced proportionately during any period in which the Premises are rendered wholly or partially untenantable to the extent such damage or destruction shall interfere with the operation of Tenant's business in the Premises based on the ratio of square footage of the Premises rendered untenantable compared to the entire Premises. Such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with Landlord's substantial completion of such work or repair or restoration as Landlord is obligated or elects to do, as the case may be, and as in this paragraph provided.

  16.  EMINENT DOMAIN:
       --------------

  a. If the entire Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, the term of this Lease shall terminate as of the date on which Tenant is no longer able to conduct its business, all rent shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

  b. If a substantial portion of the building which is a part of the Premises shall be acquired or condemned as aforesaid so that the Premises are not reasonably suitable for Tenant's purposes, then the term of this Lease shall cease and terminate as of the date on which Tenant is no longer able to conduct its business. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease, and rent shall be adjusted to the date of such termination. In the event of a partial taking or condemnation which is not a
                                                                        ---
substantial taking, then Landlord shall promptly restore the building to a condition comparable to the condition at the time of such condemnation, less the portion lost in the taking, and this Lease shall continue in full force and effect. The monthly fixed rent and additional rent shall be adjusted proportionally to the portion of the Premises lost in the taking.

  c. Subject to the provisions of subparagraph d below, in the event of any condemnation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, Tenant hereby expressly waiving any right or claim to any part thereof.

  d. Although all damages in the event of any condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant, in Tenant's own right, on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements, and equipment.

  17.  CREDIT INFORMATION:  Tenant agrees to supply Landlord with audited
       ------------------
financial statements within 120 days after the close of each of Tenant's fiscal years.

  18.  ALTERATIONS AND ADDITIONS:  Tenant shall not make any alterations,
       -------------------------
improvements, or additions to the Premises without prior written consent and approval of the plans and specifications therefor by Landlord, which shall not be unreasonably withheld or delayed. Alterations, improvements, or additions so made, except moveable office furniture and trade fixtures (which may include telephone and computer cabling, a backup generator and an uninterrupted power source, along with all computer equipment, telephone switches and electronics equipment) placed in the Premises at the expense of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation, injury, or damage; provided, at Landlord's election, Tenant shall remove any alterations, improvements, and additions made by Tenant prior to or during the term hereof, and restore the Premises, in a good and workmanlike manner, to its condition prior to such alterations, improvements, and additions. In the event damage to the Premises shall be caused by moving or removing said furniture, equipment, or trade fixtures in or out of the Premises, said damage shall be repaired at the cost of Tenant. Tenant has advised Landlord that it desires to install an antenna on the building within the Premises and an uninterrupted power source for such building, and Landlord is willing to permit such additions subject to being satisfied with specific plans for the location and method of installation for such alterations, which approval shall not be unreasonably withheld or delayed.

  19.  ACCEPTANCE OF PREMISES; ACTS OF OTHERS; RULES:  Subject to the other
       ---------------------------------------------
provisions of this Lease (including, but not limited to, subparagraph 35.f. hereof), Tenant shall receive and accept the Premises in its condition at the time of the Rent Commencement Date, which condition Tenant has examined and hereby approves. Landlord shall not be responsible or liable to Tenant for any loss or damage occasioned by the acts or omissions of persons occupying other portions of the Premises. Tenant assumes all risks of, and Landlord shall not be liable for, injury to persons and damage to property resulting from the condition of the Premises or from the bursting or leaking of any and all pipes, utility lines, connections, or air conditioning or heating equipment in, on, or about the Premises, or from water, rain, or snow, which may flow into, issue, or flow from any part of the Premises, or surrounding property.

  Landlord may establish and enforce reasonable rules and regulations uniformly applicable to all tenants in the Premises so that the Premises shall be maintained in a neat and orderly appearance; provided such rules do not unreasonably interfere with Tenant's normal business usage of the Premises and do not conflict with any term of this Lease.

  20.  MECHANICS' LIENS:  Tenant will not permit any mechanics' liens, or other
       ----------------
liens or similar encumbrances, to be placed upon the Premises or any building or improvement on the Premises during the term hereof as a result of any work performed or materials installed at the request of Tenant or its employees or agents, and in case of the filing of any such lien or encumbrances, Tenant will promptly pay and discharge the same.

  21.  NET LEASE:  It is the intent of the Landlord that this Lease be construed
       ---------
a net lease so that the rent received by Landlord pursuant to this Lease is not reduced by taxes, assessments, insurance, operating expenses, maintenance and repair of the Premises or the costs of complying with laws, except to the extent specifically provided herein.

  22.  LANDLORD'S RIGHTS; SUBORDINATION:
       --------------------------------

  a. Landlord shall have the right to transfer, subject to a mortgage, pledge, security interest or otherwise encumber, assign, convey and/or lease (other than leasing the Premises), in whole or in part, this Lease, the Premises and/or improvements included in the Premises, and all rights now or hereafter existing, and all rents and amounts payable to it under the provisions hereof. Nothing herein contained shall limit or restrict any such rights, and the rights of Tenant under this Lease are subject and subordinate to all instruments executed and to be executed in connection with the exercise of any of such rights, including, but not limited to, the lien or rights arising under any mortgage or security agreement now or hereafter placed upon Landlord's interest in the Premises. Tenant covenants and agrees to execute and deliver, within fifteen
(15) days following demand by Landlord, such further instruments subordinating this Lease to the lien of any such mortgage or security agreement as shall be requested by Landlord and/or any mortgagee or proposed mortgagee or holder of any security agreement; provided that such mortgagee or proposed mortgagee executes a nondisturbance agreement in a form reasonably protective of Tenant's continued occupancy and rights under the Lease so long as Tenant complies with its obligations hereunder, notwithstanding the exercise of the mortgagee's rights under its credit instruments. In the event the Premises are hereafter subjected to mortgage(s) by Landlord from time to time, Landlord shall endeavor in good faith to obtain a reasonable nondisturbance agreement from the party holding such mortgage(s), such agreement to be obtained (if the lender is willing to do so) simultaneously with the granting of any such mortgage(s) by Landlord. If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, and if so requested or required by such successor-in-interest, Tenant shall attorn to such successor-in-interest and shall execute such agreement in confirmation of such attornment as such successor-in-interest shall reasonably request.

  b. Landlord shall constantly have pass keys to the Premises; and may enter the Premises on a minimum of twenty-four (24) hours advance notice given to Tenant's employee in charge at the Premises; provided no such notice shall be required in an emergency.

  c. Landlord shall have the right to exhibit the Premises to others and to display "For Rent" signs on the Premises during the last one hundred sixty (160) days of the term or any renewal thereof;

  d. Landlord shall, after ten (10) days' advance written notice to Tenant (except in an emergency), have the right to take any and all measures, including making inspections, repairs, alterations, additions, and improvements to the Premises, as may be necessary or desirable for the safety, protection, or preservation of the Premises, or Landlord's interests, or as may be necessary or desirable in the operation of the Premises. Landlord may enter upon the Premises for the purpose of exercising any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession, and without being liable in any manner to Tenant.

  23.  HOLDING OVER:  In the event of a holding over by Tenant after expiration
       ------------
or termination of this Lease without the consent in writing of Landlord, Tenant shall pay as monthly fixed rent 175% the amount of monthly fixed rent applicable to the final month prior to the expiration of the term hereof for the entire holdover period and all attorneys' fees and expenses incurred by Landlord in enforcing its rights hereunder. Any holding over with consent of Landlord shall constitute this Lease a lease from month to month.

  24.  OUTSIDE STORAGE:  Tenant shall not use any part of the Premises outside
       ---------------
the building thereon, for outside storage without the prior written permission of Landlord, which shall not be unreasonably withheld or delayed, and any outside storage so permitted shall be maintained only in accordance with the provisions of such permission. No trash, crates, pallets, or refuse shall be permitted anywhere on the outside of the Premises, except in closed metal containers to be located as directed by Landlord.

  25.  SIGNS; ADVERTISING; AND AWNINGS:  Tenant shall have the exclusive right
       -------------------------------
to install signage on the top of the building which is a part of the Premises during the term of this Lease; however, Tenant shall not put upon, nor permit to be put upon, any part of the Premises any signs, billboards, advertisements, awnings, canopies, decorations or lettering whatsoever, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. All signs, billboards, advertisements, awnings, canopies decorations and lettering must conform to the sign ordinances and regulations of the City of Wichita, Kansas, to any other governmental body having jurisdiction over the placement and use of signs, and to any applicable restrictive covenants.

  26.  NOTICES:  Any notice pursuant hereto shall be given in writing by (a)
       -------
personal delivery, or (b) a nationally recognized overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) prepaid telegram, telex, or telefacsimile transmission (provided that such telegram, telex, or telefacsimile transmission is confirmed by expedited delivery service or by mail in the manner previously described), sent to the intended addressee at the address set forth at the beginning of this Agreement (or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith), and shall be deemed to have been given either at the time of personal delivery or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein or, in the case of telegram, telex, or telefacsimile transmission, upon receipt. Any such notices may be under the signature of the Landlord's or Tenant's (as the case may be) agent, attorney, or representative.

  27.  PERSONS BOUND:  Subject to the provisions of paragraph 13 hereof, the
       -------------
agreements, covenants, and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and assigns of each of the parties hereto.

  28.  QUIET ENJOYMENT:  Landlord covenants that Tenant, on paying the rent
       ---------------
herein provided and keeping, performing and observing the covenants, agreements, and conditions herein required of Tenant, shall peaceably and quietly hold and enjoy the Premises for the term aforesaid, subject, however, to the terms of this Lease.

  29.  COMPLIANCE WITH LAW:  Tenant, at Tenant's expense, shall comply with all
       -------------------
laws, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county, and municipal authorities pertaining to Tenant's use or occupancy of the Premises, regardless of when they become effective, including, without limitation, all applicable federal, state, and local laws, regulations, or ordinances pertaining to air and water quality, Hazardous Material (as hereinafter defined), waste disposal, air emissions and other environmental matters, all zoning and other land use matters and utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises. Notwithstanding anything to the contrary appearing above in this paragraph or elsewhere in this Lease, Landlord hereby agrees in the event the Premises or any portion thereof, including without limitation, the building, the common areas and parking lot, is not in compliance with The Americans With Disabilities Act of 1990, as amended, on the date hereof based upon the current usage thereof, Landlord shall, at its cost and expense (which shall not be paid out of the escrow account established pursuant to paragraph 7 hereof), cause the same to be brought into compliance as soon as reasonably possible following written notice by Tenant to Landlord specifying reasonable detail of such noncompliance or pay Tenant the amount of money required for Tenant's contractor to correct such noncompliance.

  30.  USE OF HAZARDOUS MATERIAL:  (a)  Tenant shall only cause or permit any
       -------------------------
Hazardous Material (as hereafter defined) to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, as long as such Hazardous Material is necessary or useful to Tenant's business and will be used, kept, and stored in a manner that complies with all laws, rules, regulations, decrees and orders regulating any such Hazardous Material so brought upon or used or kept in or about the Premises. If Tenant, or any of its licensees or invitees, breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises which is caused or permitted by Tenant, or any of its licensees or invitees, results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, and reasonable attorneys' consultants fees, and experts' fees), which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises for which Tenant is otherwise responsible under this paragraph 29. Without limiting the foregoing, if the presence of any Hazardous Material for which Tenant is otherwise responsible under this Paragraph 29, on the Premises which is caused or permitted by Tenant, or any of its licensees or invitees, results in any contamination of the Premises, Tenant shall promptly take all corrective actions, at its sole expense, as are required by applicable law. Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld or delayed so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101), or by the Environmental Protection Agency as hazardous substances (40 CFR Part
302), and amendments thereto, or such substances, materials, and wastes that are or become regulated under any applicable local, state, or federal law.

  (b) Landlord represents and warrants that, to its best knowledge, the Lease Premises is not in violation of any federal, state, or municipal laws, order or regulations, or any environmental requirements imposed by any local, federal or state agency and that it has not placed, installed, disposed or released any Hazardous Material on the Leased Premises. Prior to the date hereof Landlord has obtained and provided to Tenant a Phase I environmental report concerning the Premises.

  31.  CAPTIONS:  The captions used throughout this Lease are for convenience
       --------
and reference only and shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of any provisions in the Lease.

  32.  ENTIRE AGREEMENT:  This Lease contains the entire agreement between the
       ----------------
parties, and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by Landlord and Tenant after the date hereof.

  33.  LIMITATION OF RIGHT OF RECOVERY AGAINST LANDLORD:  Tenant agrees and
       ------------------------------------------------
acknowledges that the liability of Landlord under this Lease shall be limited to its interest in the Premises, and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of its interest in the Premises. No personal judgment shall lie against Landlord, and any judgment so rendered shall not give rise to any right of execution or levy against Landlord's assets, other than as to the Premises. The foregoing provisions are not intended to relieve Landlord from performance of its obligations, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord.

  34.  SURRENDER OF PREMISES:  At the expiration of the term hereof, Tenant
       ---------------------
shall peaceably surrender the Premises, including all alterations, additions, improvements, decorations and repairs thereto (excluding all trade fixtures, inventory, equipment, signs and other personal property installed by Tenant) broom-cleaned and in good operating condition. All property not required to be surrendered to Landlord shall be removed prior to the surrendering of the Premises and Tenant shall repair all damage to the Premises caused by such removal. Any personal property remaining on the Premises at the expiration of this Lease shall be deemed abandoned by Tenant and any other occupant of the Premises and Landlord shall claim the same and shall in no circumstances have no liability therefor. If the Premises are not surrendered at the end of the term as hereinabove set out, Tenant shall indemnify the Landlord against loss, liability, or consequential damages resulting from such delay, including without limitation, claims made by any succeeding

Tenant founded on such delay. Tenant's obligation to observe and perform this covenant shall survive the expiration or termination of this Lease.

  35.  MISCELLANEOUS:
       -------------

  a. Each party hereto represents to the other that the execution, delivery, and performance hereof has been fully executed by them and that the party executing this Lease has full right and authority to do so.

  b. Except for Jeffrey L. Osborn of Cushman Realty Corporation and Classic Real Estate, Inc. (collectively the "Broker"), Landlord and Tenant agree that no discussions or negotiations were had with any other broker or agent concerning this Lease, and each agree to indemnify and hold the other harmless from and against any claim or liability for a brokerage commission, finder's fee, or other compensation arising out of their respective agreements or conduct. Landlord shall be responsible for payment of the fee due the Broker.

  c. At any time and from time to time, Tenant shall execute and deliver to Landlord, within fifteen (15) days following the request of Landlord, estoppel certificates in form requested and required by Landlord as to matters relating to this Lease.

  d. If any term, covenant, or condition of this Lease or the application thereof to any person or circumstances, to any extent, is held to be invalid or unenforceable, the remainder of the Lease, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

  e. As of the date of execution hereof, Landlord does not own the Premises, however, Landlord is under contract to acquire the Premises. In the event Landlord does not acquire the Premises on or before September 15, 1997, this Lease shall be void and of no further force or effect. Landlord shall provide evidence establishing Landlord's ownership of the Premises satisfactory to Tenant not later than September 30, 1997.

  f. As soon as reasonably possible following execution hereof, Landlord shall cause the roof and mechanical systems within the building which is a part of the Premises to be inspected by experienced professionals and cause such inspectors to prepare written reports containing recommendations of any corrective work necessary so that the roof will be watertight and in good condition and the mechanical systems within such building to be in good operating condition. Landlord shall promptly provide Tenant with a copy of such inspection reports. Landlord shall cause any repairs or replacements to be made as soon as reasonably possible as required by such reports in order that the roof shall be in good condition and watertight and the mechanical equipment be in good operating condition prior to the Rent Commencement Date. Landlord shall, after completion of any suggested repairs, have the roof and/or mechanical systems reinspected and such inspectors shall issue reports confirming that the suggested repair work has been completed in good order. All such reports shall specifically state that they were prepared for the benefit of both Landlord and Tenant and all warranties, if any, shall be assigned to Tenant.

  g. If Tenant so requests, Landlord shall locate an individual acceptable to Tenant and capable of serving as a building manager for operating the building which is part of the Premises. Tenant shall hire or contract directly with such individual; otherwise, Tenant's own personnel shall be responsible for operation of such building and its systems.

  IN WITNESS WHEREOF, the parties have caused this Lease to be signed by their proper officers and/or representatives, and warrant that they have the authority to bind same.

LANDLORD:                        TENANT:

ABLAH ENTERPRISES, INC.,         VIKING OFFICE PRODUCTS, INC.,
 a Kansas corporation            a California corporation



By:                              By:
    -------------------------         ---------------------------
   George J. Ablah, President    Title:
                                        -------------------------